EXHIBIT 4.2
                                                                     -----------
                                 PROMISSORY NOTE

$103,454.08                    SAN  ANTONIO,  TEXAS           NOVEMBER 1, 2004

     FOR VALUE RECEIVED, ATSI COMMUNICATIONS, INC., a Nevada corporation, whose address is 8600 Wurzbach Road, Suite 700W, San Antonio, Texas 78240 ("Maker"), promises to pay to the order of FRANKLIN, CARDWELL & JONES, PC, a Texas professional corporation ("Payee"), at 1001 McKinney, 18th Floor, Houston, Texas 77002, or at such other place and to such other party or parties as the owner and holder hereof may from time to time designate in writing, the sum of ONE HUNDRED THREE THOUSAND FOUR HUNDRED FIFTY-FOUR AND 08/100 DOLLARS ($103,454.08) in lawful money of the United States of America which shall be legal tender for the payment of debts from time to time, together with interest thereon at the rate of six percent (6%) per annum. The interest on this Note shall be accrued monthly in arrears on the first day of each month based on the actual number of days elapsed in the preceding month and a 365 day year. The entire principal balance hereof shall, if not sooner paid, be payable in full thirteen (13) months from the date hereof.

     Payment of this Note is secured and guaranteed by certain collateral agreements, security agreements, collateral assignments, mortgages, guaranties, and lien instruments executed by Maker in favor of Payee, including those executed simultaneously herewith, those executed heretofore, or those executed hereafter, including specifically without limitation, the Security Agreement (the "Security Documents").

     From and after November 1, 2005, the Payee may elect to convert all or any part of the outstanding principal hereunder and any accrued but unpaid interest thereon to shares of common stock of the Maker. The Payee shall provide the Maker with written notice of its election to exercise such right of conversion and the amount of outstanding principal and accrued interest balance to be converted (the "Conversion Notice"). Upon receipt of the Conversion Notice, the Maker shall immediately issue the number of fully-paid and non-assessable shares of common stock of the Maker (the "Conversion Stock") which is equal to the amount of the outstanding principal and accrued interest set forth in the Conversion Notice divided by the product of (a) .90, times (b) the average of the last sale price reported by a recognized reporting inter-dealer quotation system or stock exchange for the five trading days preceding delivery of the Conversion Stock to the Payee; provided, however, that the Maker shall never deliver to Payee an amount of stock that is greater than 9.9% of the outstanding shares of Maker without the written consent of Payee. Any trading day within the period described in clause (b) above in which there were no trades shall be deemed to have a last trade at the par value of the Conversion Stock. Upon delivery of the Conversion Stock and a legal opinion permitting the immediate sale of the Conversion Stock according to Rule 144 under the Securities Act of 1933, the corresponding amount of outstanding principal and accrued interest balance of the Note shall be deemed to be discharged.

     The Maker may elect to pay in cash the total outstanding balance on or before April 30, 2005; the Payee will waive all accrued interest as of the date of the payment and grant a 10% discount on the total outstanding balance.
     Maker expressly agrees that in the event of (a) default in the punctual payment of this Note or any part of the principal of or interest thereon, or (b) default in the punctual payment or performance of any other Obligations, as such term is defined in the Security Documents, the holder may, at its or his option, without demand or presentment for payment, notice of default or nonpayment, notice or presentment of default, notice of acceleration, notice of intention to accelerate or otherwise, declare the principal and any and all interest then accrued thereon, at once due and payable. The principal and


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any  and  all  interest  then accrued thereon shall bear interest at the maximum non-usurious rate of interest that may lawfully be charged under the laws of the State of Texas or United States Federal Government, as applicable, from the date of such default until paid. Upon the occurrence of any default any other holder of this Note shall also have the right to exercise any and all of the rights, remedies and recourses now or hereafter existing in equity or at law, by virtue of statute or otherwise, including, but not limited to, the right to foreclose any and all liens and security interests securing the indebtedness evidenced hereby.

     No failure to exercise and no delay on the part of Payee in exercising any power or right in connection herewith or under the Security Documents or any other instrument evidencing, securing, or guaranteeing this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between Maker and Payee shall operate as a waiver of any right of Payee. No modification or waiver of any provision of this Note or any other instrument evidencing, securing, or guaranteeing this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     In the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through any judicial proceeding whatsoever, or if any action or foreclosure be had hereon, then Maker agrees and promises to pay an additional amount as reasonable, calculated and foreseeable attorneys' and collection fees incurred by Payee in connection with enforcing its rights herein contemplated, all of which amounts shall become part of the principal hereof.

     To the extent permitted by applicable law, all makers, endorsers, sureties and guarantors hereof, if any, as well as any person to become liable on this Note, hereby waive demand or presentment for payment of this Note, notice of default or nonpayment, protest, notice of protest, suit, notice of intention to accelerate, notice of acceleration, diligence or any notice of or defense on account of the extension of time of payments or change in the method of payments, and consent to any and all renewals and extensions in the time of payment hereof, and to any substitution, exchange or release of any security herefor or the release of any party primarily or secondarily liable hereon.

     It is expressly provided and stipulated that notwithstanding any provision of this Note or the Security Documents or any other instrument evidencing or securing the indebtedness herein set forth, in no event shall the aggregate of all interest paid by Maker to Payee hereunder ever exceed the maximum non-usurious rate of interest which may lawfully be charged Maker under the laws of the State of Texas or United States Federal Government, as applicable, on the principal balance of this Note remaining unpaid. It is expressly stipulated and agreed by Maker that it is the intent of Payee and Maker in the execution and delivery of this Note to contract in furtherance of such laws, and that none of the terms of this Note, or said other instruments, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, at any interest rate in excess of the maximum non-usurious rate of interest permitted to be charged Maker under the laws of the State of Texas or United States Federal Government, as applicable. Neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of the Note shall ever be liable for interest in excess of the maximum non-usurious rate of interest that may lawfully be charged under the laws of the State of Texas or United States Federal Government, as applicable, and the provisions of this paragraph and the immediately succeeding paragraph shall govern over all other provisions of this


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Note,  and  all  other  instruments  evidencing  or  securing  the  indebtedness evidenced  hereby,  should any such provisions be in apparent conflict herewith.

     Specifically and without limiting the generality of the foregoing paragraph, it is expressly provided that:

     (i) In the event of prepayment of the principal of this Note, in whole or in part, or the payment of the principal of this Note prior to the stated maturity date hereof, whether resulting from acceleration of the maturity of this Note or otherwise, if the aggregate amounts of interest accruing hereon prior to such payment plus the amount of any interest accruing after maturity and plus any other amount paid or accrued in connection with the indebtedness evidenced hereby which by law are deemed interest on the indebtedness evidenced by the Note and which aggregate amounts paid or accrued (if calculated in accordance with the provisions of this Note other than this paragraph) would exceed the maximum non-usurious rate of interest which could lawfully be charged as above mentioned on the unpaid principal balance of the indebtedness evidenced by this Note from time to time advanced (less any discount) and remaining unpaid from the date advanced to the date of final payment thereof, then in such event the amount of such excess shall be credited, as of the date paid, toward the payment of the principal of this Note so as to reduce the amount of the final payment of principal due on this Note, or if the principal amount hereof has been paid in full, refunded to Maker.

     (ii) If under any circumstances the aggregate amounts paid on the indebtedness evidenced by this Note prior to and incident to the final payment hereof include amounts which by law are deemed interest and which would exceed the maximum non-usurious rate of interest which could lawfully have been charged or collected on this Note, as above mentioned, Maker stipulates that (a) any non-principal payment shall be characterized as an expense, fee, or premium rather than as interest and any excess shall be credited hereon by the holder hereof (or, if this Note shall have been paid in full, refunded to Maker); and (b) determination of the rate of interest for determining whether the indebtedness evidenced hereby is usurious shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the full stated term hereof, all interest at any time contracted for, charged, or received from Maker in connection with such indebtedness, and any excess shall be canceled, credited, or refunded as set forth in (a) herein. Time shall be of the essence in performing all such actions.

     Any check, draft, money order, or other instrument given in payment of all or any portion of this Note may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instruments are unconditionally received by Payee.

     Maker agrees that this Note shall be freely assignable to any assignee of Payee, subject to compliance with applicable securities laws.

     Maker represents and warrants that the extension of credit represented by this Note is for business, commercial, investment, or other similar purposes and not primarily for personal, family, household or agricultural use.

     This Note has been executed and delivered and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America applicable in Texas.


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Venue for any litigation between Maker and Payee with respect to this Note shall be Harris County, Texas. Maker and Payee hereby irrevocably submit to personal jurisdiction in Texas, and waive all objections to personal jurisdiction in Texas and venue in Harris County, Texas for purposes of such litigation.

     THIS NOTE, THE DEED OF TRUST, AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN MAKER AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN MAKER AND PAYEE. IN THE EVENT OF ACTUAL CONFLICT IN THE TERMS AND PROVISIONS OF THIS NOTE AND THE DEED OF TRUST, THE TERMS AND PROVISIONS OF THE DEED OF TRUST WILL CONTROL.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

                                ATSI  COMMUNICATIONS,  INC.,
                                a  Nevada  corporation

                                By:   /S/Arthur L. Smith
                                      ------------------
                                Arthur L. Smith, President & CEO


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